Exhibit 99.1

LecTec Corporation
1407 South Kings Highway
Texarkana, Texas 75501

Contact: Bill Johnson, Controller (903-832-0993)

LecTec Corporation Releases Open Letter to Shareholders

January 23, 2009 — Texarkana, Texas — LecTec Corporation (OTCBB: LECT) announced today that it has issued the following open letter to its shareholders regarding current developments at the Company:

January 2009

Dear Shareholders of LecTec:

We wish to update you on developments in our business since our Shareholders meeting held on June 19, 2008, and the filing of our latest Quarterly Report on Form 10-Q.

We are pleased that Novartis has continued to market our licensed cough/cold patch product; however, revenues to date from the Novartis contract have been less than anticipated. Since sales of cough/cold products will typically peak during the flu season, we are anticipating improved royalty income during the first two quarters of 2009.

As previously announced, in July 2008 LecTec filed a lawsuit against five companies it believes are infringing certain patents owned by the Company. On December 3, 2008, our counsel in the litigation, Rader, Fishman & Grauer LLC, participated in a scheduling conference in this case. As a result of that conference, the Court scheduled our Markman hearing for May 6, 2010 and our final pretrial conference for January 3, 2011. Based on the schedule established by the Court, it is clear that pursuing the Company’s claims in this litigation through trial will be a lengthy process. By the end of January 2009 our counsel will file with the Court a motion to preliminarily enjoin the five defendants from infringing our patents pending the trial. The Board of LecTec is pleased with the progress made in the litigation to date and with the legal representation of our counsel.

Given the potential pace of our patent litigation, our top priority continues to be to ensure funding for our ongoing operations, while preserving cash reserves as much as possible. We are focused on this issue and exploring with our advisors ways of achieving this goal.

In the long term, our business strategy is to rebuild LecTec’s R&D function and eventually its manufacturing operation. Our previously announced provisional patent filing relating to a hand sanitizing patch is the leading edge of this strategy. We have already identified several potential strategic partners in India and China for the development of this and other new patch technologies. We are also continuing to explore the possible addition of an aversive agent to adhesive patches to discourage their ingestion by children or pets, although the patentability of our initial effort in this regard is now in doubt.

We appreciate your continued interest in and support for LecTec, and look forward to reporting to you in the future on LecTec’s progress.

Sincerely,

Judd Berlin, Director and CEO
Andy Rollwagen, Director
Daniel Sigg MD PhD, Director

About LecTec Corporation

LecTec Corporation is an intellectual property licensing and holding company. The Company’s primary focus is to derive royalty and other income from patents that the Company owns based on its advanced skin interface technologies. The Company was an innovator in hydrogel-based topical delivery of therapeutic over-the-counter medications, which provide alternatives to topical creams and ointments. A hydrogel is a gel-like material having an affinity for water and similar compounds. These gels are ideal for delivering medication onto the skin. The Company holds multiple domestic and international patents on its hydrogel technology.

Cautionary Statements

This press release contains forward-looking statements concerning possible or anticipated future results of operations or business developments which are typically preceded by the words “believes,” “wants,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such forward-looking statements are subject to risks and uncertainties, which could cause results or developments to differ materially from those, indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company’s dependence on royalty payments from Novartis Consumer Health, Inc. which sells an adult vapor patch under a license from the Company, the Company’s dependence on key personnel and Board of Director members, the success or failure of the Company’s pending patent infringement litigation and any other attempt by the Company to protect or enforce its patents and territories of coverage, the issuance of new accounting pronouncements, the availability of opportunities for licensing agreements related to patents that the Company holds, limitations on market expansion opportunities, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and particularly as described in the “Cautionary Statements” filed as Exhibit 99.01 to our Form 10-QSB for the quarter ended March 31, 2008.